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                                                                      Exhibit 99


                              THE DIAL CORPORATION


                                                                    NEWS RELEASE

                                                      15501 North Dial Boulevard
                                                       Scottsdale, AZ 85260-1619

                                                                Tel 480 754 DIAL
                                                                Fax 480 754 1098


Contact         STEPHEN D. BLUM - INVESTOR RELATIONS
                (480) 754-5040

                TOM HERRMANN - MEDIA RELATIONS
                (480) 754-2202


              THE DIAL CORPORATION TO WEB CAST STOCKHOLDER MEETING


SCOTTSDALE, ARIZ. - JUNE 4, 2002 - The Dial Corporation (NYSE: DL) will air a live audio web cast of its 2002 Annual Meeting of Stockholders at 1:00 p.m. EDT on June 6, 2002. The live audio of the web cast of the event is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm. A replay of the web cast will be available by accessing the same link through June 13, 2002.

         The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at http://dialcorp.com.

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